Exhibit 10.24

English Translation

OPERATION AGREEMENT

English Translation

OPERATION AGREEMENT

Party A: Beijing Pixel Software Technology Co., Ltd.

Party B: Beijing Gamease Age Digital Technology Co., Ltd.

After friendly negotiation, Party A and Party B have reached this Agreement regarding Party B’s operation of Party A’s on-line games (acting as Party A’s agent), including “Blade and Sword Online” which was developed in 2003 and its upgraded version “Blade and Sword . Hero Online” developed in 2006 (hereinafter referred to as “B&S Online Game”), within the territory of Mainland, the People’s Republic of China, as follows:

1.	Party A and Party B agree that Party A authorizes Party B to develop and operate the B&S Online Game exclusively within the territory of the Mainland area of the People’s Republic of China from October 1, 2007 to June 30, 2015 (hereinafter referred to as “Exclusive Operation Term”). Party B is entitled to, in its own name in the territory of Mainland China, operate the B&S Online Game, develop the expansion packs and later versions of the B&S Online Game, and develop, produce and sell merchandises of the B&S Online Game at its own discretion. During the period from October 1, 2007 to June 30, 2008, if Party B decides to sell the gift packages and product packages of the B&S Online Game, the Parties shall negotiate separately in order to sign supplementary agreements.

2.	Party A and Party B agree and acknowledge that Party A shall not, during the Exclusive Operation Term, engage or involve in the development or operation of the B&S Online Game in the territory of Mainland China, except with Party B’s authorization in writing to do so. Without the written consent of Party B, Party A shall not engage in any development of, amendment to, alteration of or addition to the later versions, toolkits or expansion packs of any Mainland version of the B&S Online Game in any way, nor shall Party A authorize any third party to do so.

3.	Party A and Party B acknowledge that Party A has delivered all source codes for software and programs of the original and later versions, the toolkit and the expansion paks of the B&S Online Game to Party B.

4.	Party A authorizes Party B to use the registered trademark of Blade and Sword free of charge during the Exclusive Operation Term. The Parties will execute a trademark licence agreement at the same time.

English Translation

5.	Party A will assign two technical personel to provide Party B with technical supports and training services (hereinafter referred to as the “Technical Support”) during the period from the effective date of this Agreement to June 30, 2008, in order to use its best endeavors to ensure that Party B may operate the B&S Online Game independently as of July 1, 2008. The specific content, time and place of the Technical Support shall be negotiated by Party A and Party B separately and stipulated in writing.

6.

During the period beginning on October 1, 2007 and ending June 30, 2008, Party A will acquire 25% of the income arising from the operation of the B&S Online Game which is subject to Party B’s confirmation (with a deduction of 30% as the cost of distribution channels); starting from July 1, 2008, Party A will no longer collect any income arising from the operation of the B&S Online Game. During the period beginning on October 1, 2007 and ending June 30, 2008, Party A may, before the settlement of each month, make background inquiries regarding the gross income of the operation and require Party B to provide other settlement vouchers and documents with respect to the operation platform; Party B shall provide Party A with the data of income and royalty of the last month by the 10th day of each month, and the Parties shall settle according to the data. After the Parties’ confirmation, Party A shall issue an invoice for provision of service to Party B, and Party B shall make payment within ten working days of the receipt of the invoice. If Party B fails to pay to Party A the royalty arising from the revenue of the B&S Online Game according to the conditions, percentage and time limit provided in this Agreement, it shall pay Pixel Software an overdue fine of 0.05% per day.

7.	As of July 1, 2008, Party A will no longer collect any income arising from the operation of the B&S Online Game. During the period beginning on July 1, 2008 until the expiry date of Party B’ Exclusive Operation Term, Party B and related liable parties shall bear any liability arising from the operation of the B&S Online Game, including but not limited to legal and administrative liabilities. Any liability arising from the operation of the B&S Online Game beyond the above period shall be borne by Party A or other liable parties, and shall not be Party B’s responsibility.

8.	The Parties agree that Party B will retain all ownership rights and intellectual property rights in all source codes and trademarks

English Translation

related to all upgraded versions of the software and programs, toolkits and expansion packs of the B&S Online Game developed by Party B during the Exclusive Operation Term. Party B is entitled to retain such software and programs of the later versions, toolkits and expansion packs after the expiry of the Exclusive Operation Term.

9.	Party A warrants that it owns the full copyright and relevant intellectual property rights in the B&S Online Game, and has the right to license the relevant copyright and intellectual property rights to Party B according to this Agreement. Party B agrees and warrants that it will operate the B&S Online Game within the territory of Mainland China during the Exclusive Operation Term in accordance with the provisions of this Agreement.

10.	Party A agrees and warrants that after June 30, 2015, if Party A develops expansion packs of the relevant games according to the provisions of this Agreement and at Party B’s request, the Parties will negotiate a separate agreement, and warrants that Party A will not infringe or damage the relevant IP rights and interests of the assignor.

11.	The Parties of this Agreement agree that after this Agreement becomes effective, either Party shall not use the trademarks and logos etc. of the other Party without the written consent of such other Party, and shall warrant that it will not use the relevant trademarks and logos in a manner not consistent with the scope and method of the licence granted by the licensor.

12.	During the period of 3 months before the expiry of the Exclusive Operation Term, Party B has the right to decide whether or not to continue the operation, use and development of the B&S Online Game at its own discretion based on its own needs, and to negotiate separately the specific details with Party A. If Party B ceases the operation of the B&S Online Game upon the expiry of the Exclusive Operation Term, Party A may develop the B&S Online Game in any way in the territory of Mainland China.

13.

Either Party will, during the term of this Agreement, keep confidential all the confidential information, of which such Party is aware, regarding the other Party and the B&S Online Game. Such information shall not be made public, disclosed or divulged in any manner. If Pixel Software intends to make a public statement with respect to the operation of the B&S Online Game in the territory of Mainland China and the grant of any right of further development, it shall notify the assignor in writing in advance.

English Translation

Such public statement may be made provided that the agreement has been reached by the Parties regarding the wording of such public statement. If the assignor fails to respond within 10 working days of the receipt of Pixel Software’s written notice, it shall be regarded as consenting to the public statement drafted by Pixel Software.

14.	The execution, implementation and interpretation of this Agreement and the resolution of any disputes arising from this Agreement shall be governed by the Chinese laws. If any dispute arises during the implementation of this Agreement, Party A and Party B shall try to resolve their differences through friendly negotiation; if the negotiation fails, either Party may submit the dispute to Beijing Arbitration Commission for arbitration in accordance with the arbitration rules of Beijing Arbitration Commission. The arbitration award shall be final and binding upon the Parties. The costs of arbitration shall be borne by the losing Party.

15.	Issues not provided in this Agreement will be negotiated separately and confirmed in writing by the Parties.

16.	This Agreement is executed in four copies, with each Party holding two copies. All copies shall be equally authentic and become effective as of the date of the due establishment of Party B.

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English Translation

Party A:		Party B:

Beijing Pixel Software Technology Co., Ltd. (Seal)		Beijing Gamease Age Digital Technology Co., Ltd. (Seal)

By:	/s/ Ye Liu	By:	/s/ Tao Wang
	Legal Representative		Legal Representative

(Signature and Seal)		(Signature and Seal)